As filed with the United States Securities and Exchange Commission on November 1, 2017

Registration No. 333-208892	Registration No. 333-115751	Registration No. 333-115472
Registration No. 333-177977	Registration No. 333-68447	Registration No. 333-52697
Registration No. 333-79533	Registration No. 333-42465	Registration No. 333-36133
Registration No. 333-58691	Registration No. 333-26875	Registration No. 333-26521
Registration No. 333-35929	Registration No. 033-53115	Registration No. 033-58925
Registration No. 033-60912	Registration No. 033-47990	Registration No. 033-40501
Registration No. 033-37161	Registration No. 033-29904
Registration No. 333-205075	Registration No. 333-189832

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-208892	FORM S-8 REGISTRATION STATEMENT NO. 333-205075
FORM S-8 REGISTRATION STATEMENT NO. 333-189832	FORM S-8 REGISTRATION STATEMENT NO. 333-177977
FORM S-8 REGISTRATION STATEMENT NO. 333-115751	FORM S-8 REGISTRATION STATEMENT NO. 333-115472
FORM S-8 REGISTRATION STATEMENT NO. 333-79533	FORM S-8 REGISTRATION STATEMENT NO. 333-68447
FORM S-8 REGISTRATION STATEMENT NO. 333-52697	FORM S-8 REGISTRATION STATEMENT NO. 333-58691
FORM S-8 REGISTRATION STATEMENT NO. 333-42465	FORM S-8 REGISTRATION STATEMENT NO. 333-36133
FORM S-8 REGISTRATION STATEMENT NO. 333-35929	FORM S-8 REGISTRATION STATEMENT NO. 333-26875
FORM S-8 REGISTRATION STATEMENT NO. 333-26521	FORM S-8 REGISTRATION STATEMENT NO. 033-58925
FORM S-8 REGISTRATION STATEMENT NO. 033-53115	FORM S-8 REGISTRATION STATEMENT NO. 033-47990
FORM S-8 REGISTRATION STATEMENT NO. 033-60912	FORM S-8 REGISTRATION STATEMENT NO. 033-37161
FORM S-8 REGISTRATION STATEMENT NO. 033-40501
FORM S-8 REGISTRATION STATEMENT NO. 033-29904

UNDER THE SECURITIES ACT OF 1933

LEVEL 3 COMMUNICATIONS, INC.

(N/K/A LEVEL 3 PARENT, LLC)

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Level 3 Communications, Inc. 401(k) Plan	Level 3 Communications, Inc. Stock Incentive Plan
Level 3 Communications, Inc. Stock Plan	2003 Global Crossing Limited Stock Incentive Plan
Level 3 Communications, Inc. 1995 Stock Plan	Level 3 Communications, Inc. Employee Stock Purchase Plan
Level 3 Communications, Inc./GeoNet Stock Plan	Telverse Communications, Inc. Restricted Stock Unit Plan
Peter Kiewit Sons’, Inc. 1995 Class D Stock Plan	Peter Kiewit Sons’, Inc. Employee Ownership Plan

(Full title of the plans)

Stacey W. Goff

Executive Vice President, Chief Administrative Officer

And General Counsel

100 CenturyLink Drive

Monroe, Louisiana 71203

(720) 888-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kelly C. Simoneaux, Esq.

Hope M. Spencer, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of Level 3 Communication, Inc. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements, in each case, solely to the extent that they relate to the Registrant’s 401(k) Plan (the “401(k) Plan”), Stock Incentive Plan, Stock Plan, 2003 Global Crossing Limited Stock Incentive Plan (the “Global Crossing Plan”), 1995 Stock Plan, Televerse Communications, Inc. Restricted Stock Unit Plan (the “Televerse Plan”), Level 3 Communications, Inc./GeoNet Stock Plan (the “GeoNet Plan”), Employee Stock Purchase Plan (the “ESPP”), Peter Kiewit Sons’, Inc. 1995 Class D Stock Plan (the “1995 Class D Plan”), and the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Employee Ownership Plan”, together with the Stock Incentive Plan, Stock Plan, Global Crossing Plan, 1995 Stock Plan, Televerse Plan, GeoNet Plan, ESPP and 1995 Class D Plan, the “Prior Plans”):

1.	Registration Statement on Form S-8, File No. 333- 208892, filed with the Commission (the “Commission”) on January 6, 2016, registering the offer and sale of 400,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant issuable pursuant to the 401(k) Plan;

2.	Registration Statement on Form S-8, File No. 333-205075, filed with the Commission on June 18, 2015, registering the offer and sale of 23,485,073 shares of Common Stock, issuable pursuant to the Registrant’s Stock Incentive Plan;

3.	Registration Statement on Form S-8, File No. 333-189832, filed with the Commission on July 5, 2013, registering the offer and sale of 6,500,000 shares of Common Stock, issuable pursuant to the Registrant’s Stock Plan;

4.	Registration Statement on Form S-8, File No. 333-177977, filed with the Commission on November 14, 2011, registering the offer and sale of 10,665,608 shares of Common Stock issuable pursuant to the Stock Plan and the Global Crossing Plan;

5.	Registration Statement on Form S-8, File No. 333-115751, filed with the Commission on May 21, 2004, registering the offer and sale of 130,000,000 shares of Common Stock issuable pursuant to the Registrant’s 1995 Stock Plan;

6.	Registration Statement on Form S-8, File No. 333-115472, filed with the Commission on May 13, 2004, registering the offer and sale of 359,176 shares of Common Stock, issuable pursuant to the Televerse Plan;

7.	Registration Statement on Form S-8 File No. 333-79533, filed with the Commission on May 28, 1999, registering the offer and sale of 16,622,768 shares of Common Stock, issuable pursuant to the 1995 Stock Plan;

8.	Registration Statement on Form S-8 File No. 333-68447, filed with the Commission on December, 7, 1998, registering the offer and sale of 85,783 shares of Common Stock, issuable pursuant to the GeoNet Stock Plan;

9.	Registration Statement on Form S-8 File No. 333-58691, filed with the Commission on July 8, 1998, registering the offer and sale of 250,000 shares of Common Stock, issuable pursuant to the ESPP;

10.	Registration Statement on Form S-8 File No. 333-52697, filed with the Commission on May 14, 1998, registering the offer and sale of 425,000 shares of Common Stock, issuable pursuant to the 1995 Stock Plan;

11.	Registration Statement on Form S-8 File No. 333-42465, filed with the Commission on December 12, 1997, registering the offer and sale of 1,183,329 shares of Class D diversified group convertible common stock, par value $0.0625 per share (the “Class D Stock”) of the Registrant issuable pursuant to the 1995 Class D Plan;

12.	Registration Statement on Form S-8 File No. 333-36133, filed with the Commission on September 22, 1997, registering the offer and sale of 300,000 shares of Class D Stock of the Registrant issuable pursuant to the Employee Ownership Plan;

13.	Registration Statement on Form S-8 File No. 333-35929, filed with the Commission on September 19, 1997, registering the offer and sale of 300,000 shares of Class C restricted redeemable convertible common stock, par value $0. 0625 per share (the “Class C Stock”) and 100,000 shares of Class D Stock of the Registrant issuable pursuant to the Employee Ownership Plan;

14.	Registration Statement on Form S-8 File No. 333-26875, filed with the Commission on May 12, 1997, registering the offer and sale of 250,000 shares of Class D Stock of the Registrant issuable pursuant to the Employee Ownership Plan;

15.	Registration Statement on Form S-8 File No. 333-26521, filed with the Commission on May 5, 1997, registering the offer and sale of 1,000,000 shares of Class C Stock of the Registrant issuable pursuant to the Employee Ownership Plan;

16.	Registration Statement on Form S-8 File No. 033-53115, filed with the Commission on April 13, 1994, registering the offer and sale of 1,050,000 shares of Class C Stock and 25,000 shares of Class D Stock of the Registrant issuable pursuant to the Employee Ownership Plan; and

17.	Registration Statement on Form S-8 File No. 033-58925, filed with the Commission on April 28, 1995, registering the offer and sale of 1,050,000 shares of Class C Stock and 100,000 shares of Class D Stock of the Registrant issuable pursuant to the Employee Ownership Plan.

Additionally, the Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under each of the following Registration Statements on Form S-8: File No., 03360912 filed with the Commission on April 12, 1993; File No. 03347990, filed with the Commission on May 18, 1992; File No. 03340501, filed with the Commission on May 9, 1991; File No. 03337161, filed with the Commission on October 3, 1990; and File No. 03329904, filed with the Commission on July 12, 1989.

DEREGISTRATION OF UNSOLD SECURITIES

On October 31, 2016, the Company entered into an Agreement and Plan of Merger, by and among the Company, CenturyLink, Inc. (“Parent”), Wildcat Merger Sub I LLC (“Merger Sub 1”) and WWG Merger Sub LLC (“Merger Sub 2”), providing for, among other things, the merger of Merger Sub 1 with and into the Company (the “Merger”), as a result of which the Company continuing as the surviving corporation (the “Surviving Corporation”), and subsequently the Surviving Corporation merging with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”), with Merger Sub 2 continuing as the surviving company. The Combination became effective on November 1, 2017 (the “Effective Date”).

As a result of the Combination, the Company terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Prior Registration Statements. In accordance with the undertaking contained in the Prior Registration Statements, effective immediately upon the filing of this Post-Effective Amendment, the Registrant hereby deregisters any and all shares previously registered with the Commission under the Prior Registration Statements that remain unsold as of the Effective Date and hereby terminates the effectiveness of the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on the 1st day of November, 2017.

LEVEL 3 PARENT, LLC, as successor to LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, Chief Administrative Officer and General Counsel

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.